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United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 14, 2011	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

1500 Cordova Road, Suite 302
Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. (“theglobe” or the “Company”) that involve risks and uncertainties, including, but not limited to, risks associated with the Complaint filed against the Company by the Distribution Trustee of the Distribution Trust created under the Confirmed Plan of Reorganization of SendTec, Inc. on June 15, 2011, as reported in this Report on Form 8-K.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these and other factors that could affect theglobe’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2010 and our Quarterly Report on For 10-Q for the quarter ended June 30, 2011.  Copies of these filings are available online at http://www.sec.gov.  Prospective investors are cautioned that forward-looking statements are not guarantees of performance.  Actual results may differ materially and adversely from management expectations.

Item 8.01  Other Events

On October 14, 2011, the Company received a summons in an adversary proceeding dated October 11, 2011 (the “Summons”) from the U.S. Bankruptcy Court, Middle District of Florida (the “Court”).  The Summons requires the Company to submit a motion or answer to a complaint that was attached to the Summons (the “Complaint”) to the Court by November 10, 2011.  The Complaint was filed against the Company by the Distribution Trustee of the Distribution Trust created under the Confirmed Plan of Reorganization of SendTec, Inc. (formerly RelationServe Media, Inc.) (“Distribution Trust”) on June 15, 2011.

SendTec, Inc. (“SendTec”) was a direct response marketing services and technology business that was originally purchased by the Company on September 1, 2004.  On October 31, 2005 all of the business and substantially all of the assets of SendTec (including the name “SendTec”) were sold to a subsidiary of RelationServe Media, Inc. (together “RelationServe”)(the “Purchase Transaction”) for a purchase price of $39.9 million.

The Complaint alleges, among other things, that RelationServe was insolvent, or rendered insolvent, as a result of the Purchase Transaction.  The Complaint further alleges that the Purchase Transaction was made with the intent to hinder, delay or defraud creditors of RelationServe and that it received less than equivalent value for the purchase price paid to the Company for the SendTec business and assets. The Complaint alleges that the Purchase Transaction was a fraudulent transfer under Florida Statutes and that it is avoidable under Florida Statutes and federal bankruptcy law.  The Complaint seeks that all monies received by the Company in connection with the Purchase Transaction be recovered for the benefit of the Distribution Trust.

On October 18, 2011, the Company also received a Motion for Enlargement of Time to Perform Service of Process filed on October 13, 2011 pursuant to which the Distribution Trustee sought an enlargement of time upon which to serve the Company and unnamed additional “equity holders” of the Company pursuant to its stated intent to file an amended complaint in include “equity holders” of the Company.

The Company is in the early stages of evaluating the Complaint and developing plans on how to respond to the Court and how to fund legal costs relating to defense of the Complaint.  Currently, the Company intends to vigorously defend itself against the allegations made in the Complaint.  However, we currently have very limited cash resources and the legal costs that may be incurred in the defense and resolution of the matter alone could adversely affect our ability to continue as a going concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2011	theglobe.com, inc.

	By:	/s/ Edward Cespedes
Edward Cespedes, President